Exhibit 99.1

News Release

For Release January 20, 2016

9:00 A.M.

Contact:	Joseph G. Sawyer, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces Annual and Fourth Quarter Results and Increased Cash Dividend

Highlights

•	Net income of $ 6.1 million in 2015, a 19.6% increase over 2014 earnings
•	Diluted EPS of $0.91 per common share in 2015, compared to $0.78 in 2014, an increase of 16.7%
•	Increase in cash dividend to $0.08 per common share, the 56th consecutive quarter of cash dividends paid to common shareholders
•	Total shareholder return of 35% in 2015, as compared to the NASDAQ Bank Index growth of 6.6%
•	Total revenue growth of $2.276 million, a 7.1% increase to $34.2 million in total revenue in 2015
•	Strong loan growth of $45.3 million in 2015, an increase of 10.2%
•	Pure deposit growth (including customer cash management accounts) of $62.2 million during the year, an 11.9% increase.
•	Key credit quality metrics were excellent with net charge-offs of 0.14% during the year and non-performing assets of 0.85% at year end.
•	Regulatory capital ratios of 10.19% (Tier 1 Leverage) and 16.21% (Total Capital) along with Tangible Common Equity / Tangible Assets (TCE/TA) ratio of 8.47%

Lexington, SC – January 20, 2016 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income available to common shareholders for the fourth quarter and year end of 2015. For the year ended December 31, 2015 net income available to common shareholders was $6.1 million compared to $5.1 million during year ended December 31, 2014. Diluted earnings per share for 2015 were $0.91 an increase over $0.78 in 2014. Net income available to common shareholders for the fourth quarter of 2015 was $1.60 million, compared to $1.51 million in the fourth quarter of 2014. Diluted earnings per common share were $0.24 for the fourth quarter of 2015 as compared to $0.22 for the fourth quarter of 2014. First Community President and CEO Michael Crapps commented, “We are pleased with our company’s financial results during 2015 led by strong organic growth in both loans and pure deposits. This is built on top of the transformational year of 2014, which included both acquisitions and a denovo banking office.”

Cash Dividend and Capital

The Board of Directors has approved an increase in the cash dividend for the fourth quarter of 2015 to $0.08. This dividend is payable on February 12, 2016 to shareholders of record of the company’s common stock as of February 1, 2016. Mr. Crapps commented, “The entire board is pleased that our company’s strong financial performance enables us to increase the cash dividend. We are also proud that dividend payments have continued uninterrupted for 56 consecutive quarters.”

Each of the regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) exceeds the well capitalized minimum levels currently required by regulatory statute. At December 31, 2015, the company’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 10.19%, 15.40%, and 16.21%, respectively. This compares to the same ratios as of December 31, 2014 of 10.02%, 16.12%, and 16.94%, respectively. Additionally, the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, were 9.73%, 14.72%, and 15.54% respectively as of December 31, 2015. Further, the company’s ratio of tangible common equity to tangible assets indicates a high quality of capital with a ratio of 8.47% as of December 31, 2015. The common equity tier one ratio for the company and the bank was 12.87% and 14.72%, respectively, at December 31, 2015.

Asset Quality

The company’s asset quality remains strong and showed continued improvement on a linked quarter and year-over-year comparison. The non-performing assets ratio declined to 0.85% of total assets at December 31, 2015, as compared to the ratio of 0.88% at the end of the third quarter of 2015 and 1.18% at December 31, 2014. The nominal level of non-performing assets decreased to $7.297 million at year end 2015 from $7.519 million at the end of the third quarter of 2015 and $9.528 million at the end of 2014. Trouble debt restructurings, that are still accruing interest, declined slightly during the quarter to $1.632 million from $1.654 million at the end of the third quarter of 2015 and $2.200 million at year end 2014.

Net loan charge-offs for the quarter were $9 thousand and $642 thousand for the year of 2015. The ratio of classified loans plus OREO now stands at 14.68% of total bank regulatory risk-based capital as of December 31, 2015.

Balance Sheet

(Numbers in millions)

	Quarter ending	Quarter ending	Quarter ending	12 Month	12 Month
	12/31/15	12/31/14	9/30/15	$ Variance	% Variance
Assets
Investments	$283.8	$282.8	$273.7	$1.0	.4%
Loans	489.2	443.8	483.9	45.4	10.2%

Liabilities
Total Pure Deposits	$563.1	$504.5	$549.9	$58.6	11.6%
Certificates of Deposit	153.0	165.1	154.5	(12.1)	(7.3%)
Total Deposits	$716.1	$669.6	$704.4	$46.5	6.9%

Customer Cash Management	21.0	17.4	19.9	3.6	20.7%
FHLB Advances	24.8	28.8	27.5	(4.0)	(13.9%)

Total Funding	$761.9	$715.8	751.8	46.1	6.4%
Cost of Funds*	0.44%	0.47%	0.45%		(3bps )
(*including demand deposits)
Cost of Deposits	0.25%	0.26%	0.26%		(1bp )

Mr. Crapps commented, “Deposit and loan growth during 2015 were both strong and we are encouraged as that momentum continues into 2016. During 2015, our company saw the benefit of a number of previously discussed initiatives focused on increasing loan growth, resulting in loan production of $116 million and net loan growth of $45.3 million. This will continue to be an area of intense focus for our company. With our current level of liquidity and continued success in pure deposit growth, we have the funding available to support significant additional loan growth.”

Revenue

Net Interest Income/Net Interest Margin

Net interest income increased on a linked quarter basis to $6.348 million for the fourth quarter up from $6.253 million in the third quarter of 2015 and year-over-year increased to $25.253 million at December 31, 2015 from $23.731 million at December 31, 2014. The net interest margin, on a taxable equivalent basis, decreased slightly to 3.29% for the fourth quarter of 2015 from 3.32% in the third quarter of the year.

Non-Interest Income

Non-interest income, adjusted for securities gains and loss on the early extinguishment of debt, increased year-over-year to $8.810 million in 2015 from $8.382 million in 2014, although it decreased on a linked quarter basis. During the quarter, the company repaid $2.75 million in Federal Home Loan Bank (FHLB) advances and experienced a $226 thousand loss on this early extinguishment of debt. This prepayment of the FHLB advances will enable the bank to save the expense of these borrowings in future periods. This loss was offset by a gain on the sale of securities of $84 thousand and as well as a gain of $130 thousand on the redemption of $500 thousand in Trust Preferred securities at a discount.

Revenues in the mortgage line of business increased year-over-year to $3.432 million in 2015 from $3.186 million in 2014, but declined as anticipated on a linked quarter basis from $964 thousand in the third quarter to $753 thousand in the fourth quarter of 2015. Mortgage production year-over-year increased $20.6 million or 22.6%, but declined on a linked quarter basis which was expected due to seasonal fluctuations and the impact of the historic floods which occurred in a major portion of the company’s market area early in the fourth quarter. Revenue in the investment advisory line of business was up slightly year-over-year, $1.287 million in 2015 and $1.268 million in 2014, and was flat on a linked quarter basis, $294 thousand in the fourth quarter of 2015 compared to $290 thousand in the third quarter.

Non-Interest Expense

Non-interest expenses increased slightly on a linked quarter basis to $6.122 million in the fourth quarter from $6.067 million in the third quarter of 2015. Occupancy expenses related to flood damage, including an insurance deductible and other small losses not covered by insurance, and marketing expenses associated with an expanded media campaign to support commercial loan growth represented the majority of the expense increase.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the midlands of South Carolina. First Community Bank operates fifteen banking offices located in Lexington, Richland, Newberry, Kershaw, and Aiken counties in South Carolina and Augusta, Georgia, in addition to First Community Financial Consultants, a financial planning/investment advisory division.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include, among others, the following: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the company; (6) technology and cybersercurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; (7) we may be unable to comply, or may need to devote more resources than currently expected in order to comply, with the requirements that will be set forth in our final BSA-related Consent Order with the FDIC, and (8) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA;

(Dollars in thousands, except per share data)

	At December 31,
	2015	2014

Total Assets	$862,734	$812,363
Other short-term investments (1)	11,968	10,052
Investment Securities	283,841	282,814
Loans held for sale	2,962	4,124
Loans	489,191	443,844
Allowance for Loan Losses	4,596	4,132
Total Deposits	716,151	669,583
Securities Sold Under Agreements to Repurchase	21,033	17,383
Federal Home Loan Bank Advances	24,788	28,807
Junior Subordinated Debt	14,964	15,464
Shareholders’ Equity	79,038	74,528

Book Value Per Common Share	$11.81	$11.18
Tangible Book Value Per Common Share	$10.84	$10.25
Tangible Book Value Per Common Share (Excluding AOCI)	$10.72	$10.06
Equity to Assets	9.16%	9.17%
Tangible common equity to tangible assets	8.47%	8.48%
Loan (incl loans held for sale) to Deposit Ratio	68.72%	66.90%
Allowance for Loan Losses/Loans	0.94%	0.93%
Allowance for Loan Losses plus credit mark/Loans	1.15%	1.33%

Regulatory Ratios:
Leverage Ratio	10.19%	10.02%
Tier 1 Capital Ratio	15.40%	16.12%
Total Capital Ratio	16.21%	16.94%
Common Equity Tier 1	12.87%	N/A
Tier 1 Regulatory Capital	$86,682	$81,431
Total Regulatory Capital	$91,278	$85,563
Common Equity Tier 1 Capital	$72,444	N/A

(1) Includes federal funds sold, securities purchased under agreements to resell and interest-bearing deposits

Average Balances:
	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Average Total Assets	$858,413	$820,861	$835,604	$780,797
Average Loans (incl loans held for sale)	487,203	451,334	473,367	439,174
Average Earning Assets	790,288	751,935	769,604	714,332
Average Deposits	708,583	676,415	688,573	635,238
Average Other Borrowings	64,639	64,540	64,072	51,871
Average Shareholders’ Equity	78,797	73,523	77,124	69,760

Asset Quality:	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Loan Risk Rating by Category (End of Period)
Special Mention	$9,869	$11,688	$11,806	$12,314	$13,817
Substandard	10,327	10,206	10,905	12,356	13,499
Doubtful	—	—	—	—	—
Pass (includes held for sale)	468,995	462,037	451,305	429,631	416,528
	$489,191	$483,931	$474,016	$454,301	$443,844

Nonperforming Assets:
Non-accrual loans	$4,839	$5,067	$5,349	5,943	$6,585
Other real estate owned	2,458	2,450	2,523	2,817	2,943
Accruing loans past due 90 days or more	—	2	—	—	—
Total nonperforming assets	$7,297	$7,519	$7,872	$8,760	$9,528
Accruing trouble debt restructurings	$1,632	$1,654	$1,674	$1,954	$2,200

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Loans charged-off:	$29	$273	$756	$1,069
Overdrafts charged-off	13	13	50	42
Loan recoveries	(20)	(84)	(114)	(133)
Overdraft recoveries	(2)	—	(18)	(11)
Net Charge-offs	$20	$202	$674	$967

Net charge-offs to average loans	0.00%	0.04%	0.14%	0.22%

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Year ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Interest Income	$7,203	$7,078	$7,114	$6,968	$7,049	$6,849	$7,283	$6,403	$28,649	$27,298
Interest Expense	855	886	861	872	845	902	835	907	3,396	3,567
Net Interest Income	6,348	6,192	6,253	6,096	6,204	5,947	6,448	5,496	25,253	23,731
Provision for Loan Losses	148	179	193	152	391	400	406	150	1,138	881
Net Interest Income After Provision	6,200	6,013	6,060	5,944	5,813	5,547	6,042	5,346	24,115	22,850
Non-Interest Income:
Deposit service charges	386	372	390	400	346	379	347	366	1,469	1,517
Mortgage banking income	753	849	964	1,016	980	702	735	619	3,432	3,186
Investment advisory fees and non-deposit commissions	294	546	290	267	407	198	296	257	1,287	1,268
Gain on sale of securities	84	80	—	16	167	78	104	8	355	182
Gain (loss) on sale other assets	(16)	(9)	19	10	3	(24)	4	12	8	(11)
Gain on redemption of subordinated debt (TRUPS)	130	—	—	—	—	—	—	—	130	—
Loss on early extinguishment of debt	(226)	(284)	—	—	—	(67)	(103)	—	(329)	(351)
Other	686	585	666	591	662	633	598	613	2,614	2,422
Total non-interest income	2,091	2,139	2,329	2,300	2,565	1,899	1,981	1,875	8,966	8,213
Non-interest Expense:
Salaries and employee benefits	3,610	3,545	3,595	3,502	3,658	3,272	3,565	3,424	14,428	13,743
Occupancy	578	515	513	489	500	465	485	413	2,076	1,882
Equipment	416	377	437	414	394	375	402	339	1,649	1,505
Marketing and public relations	165	147	129	218	328	212	226	161	848	738
FDIC assessment	138	128	113	138	138	131	138	124	527	521
Other real estate expense	90	193	126	105	154	117	154	138	524	553
Amortization of intangibles	88	111	98	64	98	63	103	42	387	280
Merger expenses	—	29	—	39	—	15	—	420	—	503
Other	1,037	1,044	1,056	1,091	1,119	1,135	1,027	965	4,239	4,235
Total non-interest expense	6,122	6,089	6,067	6,060	6,389	5,785	6,100	6,026	24,678	23,960
Income before taxes	2,169	2,063	2,322	2,184	1,989	1,661	1,923	1,195	8,403	7,103
Income tax expense	568	557	643	632	546	460	519	333	2,276	1,982
Net Income	$1,601	$1,506	$1,679	$1,552	$1,443	$1,201	$1,404	$862	$6,127	$5,121

Per share data:
Net income, basic	$0.24	$0.23	$0.26	$0.23	$0.22	$0.18	$0.22	$0.14	$0.93	$0.78
Net income, diluted	$0.24	$0.22	$0.25	$0.23	$0.22	$0.18	$0.21	$0.14	$0.91	$0.78

Average number of shares outstanding - basic	6,569,379	6,662,514	6,559,844	6,658,679	6,539,154	6,654,359	6,522,420	6,168,949	6,558,386	6,537,813
Average number of shares outstanding - diluted	6,736,615	6,733,513	6,712,026	6,726,849	6,697,620	6,719,110	6,664,654	6,228,512	6,718,553	6,608,487
Shares outstanding period end	6,690,551	6,664,391	6,684,563	6,660,466	6,679,938	6,656,139	6,683,960	6,652,189	6,690,551	6,664,391
Return on average assets	0.74%	0.73%	0.81%	0.79%	0.70%	0.61%	0.70%	0.48%	0.73%	0.73%
Return on average common equity	8.06%	8.13%	8.73%	8.61%	7.53%	6.88%	7.54%	5.49%	7.94%	8.13%
Return on average common tangible equity	8.79%	8.88%	9.55%	9.32%	8.25%	7.54%	8.23%	5.89%	8.68%	8.88%
Net Interest Margin (non taxable equivalent)	3.19%	3.27%	3.22%	3.40%	3.25%	3.32%	3.51%	3.32%	3.28%	3.32%
Net Interest Margin (taxable equivalent)	3.29%	3.36%	3.32%	3.48%	3.34%	3.38%	3.62%	3.40%	3.38%	3.40%
Efficiency Ratio	71.47%	71.00%	70.69%	71.85%	74.27%	73.64%	73.27%	81.84%	71.25%	74.14%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Three Months ended December 31, 2015			Three Months ended December 31, 2014
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$487,203	$5,846	4.76%	$451,334	$5,638	4.96%
Securities:	280,804	1,324	1.87%	276,625	1,408	2.02%
Other funds	22,281	33	0.59%	23,976	32	0.53%
Total earning assets	790,288	7,203	3.62%	751,935	7,078	3.73%
Cash and due from banks	10,002			10,533
Premises and equipment	31,128			29,619
Intangible assets	6,545			6,255
Other assets	24,999			26,779
Allowance for loan losses	(4,549)			(4,260)
Total assets	$858,413			$820,861

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	144,177	42	0.12%	135,492	40	0.12%
Money market accounts	163,314	108	0.26%	151,382	97	0.25%
Savings deposits	60,458	18	0.12%	53,893	16	0.12%
Time deposits	182,382	278	0.60%	197,385	285	0.57%
Other borrowings	64,639	409	2.51%	64,540	449	2.76%
Total interest-bearing liabilities	614,970	855	0.55%	602,692	887	0.58%
Demand deposits	158,252			138,263
Other liabilities	6,394			6,383
Shareholders’ equity	78,797			73,523
Total liabilities and shareholders’ equity	$858,413			$820,861

Cost of funds including demand deposits			0.44%			0.47%
Net interest spread			3.06%			3.15%
Net interest income/margin		$6,348	3.19%		$6,191	3.27%

Tax equivalent		$6,559	3.29%		$6,360	3.36%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates
on Average Interest-Bearing Liabilities

	Year ended December 31, 2015			Year ended December 31, 2014
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$473,367	$23,219	4.91%	$439,174	$21,915	4.99%
Securities:	275,944	5,311	1.92%	256,392	5,277	2.06%
Other funds	20,293	119	0.59%	18,766	106	0.56%
Total earning assets	769,604	28,649	3.72%	714,332	27,298	3.82%
Cash and due from banks	8,070			10,344
Premises and equipment	30,833			28,098
Intangible assets	6,575			5,554
Other assets	24,895			26,623
Allowance for loan losses	(4,373)			(4,154)
Total assets	$835,604			$780,797
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	137,969	160	0.12%	131,767	167	0.13%
Money market accounts	158,726	423	0.27%	141,020	336	0.24%
Savings deposits	57,958	68	0.12%	51,768	60	0.12%
Time deposits	186,911	1,099	0.59%	179,384	1,147	0.64%
Other borrowings	64,072	1,646	2.57%	70,083	1,858	2.65%
Total interest-bearing liabilities	605,636	3,396	0.56%	574,022	3,568	0.62%
Demand deposits	147,009			131,299
Other liabilities	5,835			5,716
Shareholders’ equity	77,124			69,760
Total liabilities and shareholders’ equity	$835,604			$780,797

Net interest spread			3.16%			3.20%
Net interest income/margin		$25,253	3.28%		$23,730	3.32%

Tax Equivalent	$—	$26,024	3.38%		$24,287	3.40%